EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Lpath, Inc. (the “Company”) of our report dated March 15, 2013 relating to the consolidated financial statements of the Company, which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

San Diego, California
August 15, 2013